UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2022

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

150 King Street West, Suite 2800

Toronto, Ontario, Canada  M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MUX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 6, 2022, McEwen Mining Inc. (the “Company”) announced that Anna Ladd-Kruger, the Company’s Chief Financial Officer, will retire from her position to focus on her health and family. It is expected that her last day will be May 27th.

The responsibilities of the Chief Financial Officer will be assumed on an interim basis by Perry Y. Ing while the Company searches for a permanent replacement. Mr. Ing is an experienced mining executive who previously served as Chief Financial Officer of the Company from March 2008 until November 2015. Since leaving the Company, Mr. Ing served as the Chief Financial Officer of Kirkland Lake Gold Inc. from November 2015 until November 2016 and as Chief Financial Officer of Mountain Province Diamonds Inc. from February 2017 to February 2022. Mr. Ing is also a director of Burin Gold Corp., a company with shares traded on the TSX Venture Exchange, and serves as the Chair of their Audit Committee. He is a Certified Public Accountant in the State of Illinois and Chartered Professional Accountant in the Province of Ontario and carries the designation of Chartered Financial Analyst.

Also on May 6, 2022, the Company announced that Peter Mah is resigning his position as the Chief Operating Officer of the Company for personal reasons. His last day is expected to be June 3rd. Responsibility for oversight of operations while the Company searches for a permanent replacement will be assumed by William Shaver, currently a director of the Company. Mr. Shaver is a seasoned mining executive with over 50 years of management and executive experience in all facets of mine design, construction, and operations. In 1980, he was a founder of Dynatec Corporation, which became one of the leading contracting and mine operating groups in North America. Most recently, since March 2017, he served as Chief Operating Officer of INV Metals Inc. before its sale to Dundee Precious Metals in July 2021. Prior to that, he was the President and Chief Executive Officer of DMC Mining Services, a mining services company primarily focused on mine construction, where he served from 2008 to 2016. He completed the Technician Program at the Haileybury School of Mines and is a Professional Engineer registered in Ontario and Saskatchewan with a Bachelor of Science in Mining Engineering from Queens University in Kingston.

Item 7.01	Regulation FD Disclosure

On May 6, 2022, the Company issued a press release announcing the retirement of Ms. Ladd-Kruger and the resignation of Mr. Mah. A copy of the press release dated May 6, 2022 is attached to this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished with this report:

99.1	Press Release dated May 6, 2022

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: May 12, 2022	By:	/s/ Carmen Diges
Carmen Diges, General Counsel

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